Exhibit (a)(2)

XL Capital Ltd
One Bermudiana Road
Hamilton HM 11, Bermuda

June 6, 2006

[Employee]
[Address]

Dear ______________:

Effective upon (and subject to) consummation (the “consummation”) of the initial public offering of common shares of Security Capital Assurance Ltd. (“SCA”), the unexercised stock options and unvested restricted shares granted by XL Capital Ltd to you, all of which are listed below, will be subject to an exchange offer that will be made available to you. The offer is described in the enclosed Offer to Exchange (the “Offer”), which we recommend you review in detail before reaching a decision. This letter is the “Letter of Transmittal” described in the Offer. As described in more detail in the Offer, you will have the choice of either retaining all of your outstanding awards as-is or having all of your outstanding awards irrevocably cancelled, and in return receiving a cash-based long term incentive plan (“LTIP”) award from SCA based on the value prescribed below. All stock options are valued using the Black-Scholes Model and the closing XL share price on May 31, 2006 of $63.28, and all restricted shares are valued using the closing XL share price on May 31, 2006.

The Offer describes in detail the terms of the exchange offer, including particulars of the SCA LTIP award, what may happen in the future to your XL Capital Ltd restricted shares and/or stock options, and other considerations that may be relevant to your decision. Neither XL Capital Ltd nor its Board of Directors makes any recommendation as to whether or not you should exchange your eligible securities for an LTIP Award. XL Capital Ltd also has not authorized any person to make any recommendation on its behalf as to whether you should accept the Offer.

Current Outstanding

	Number of Shares/Options	Value Prescribed
XL Capital stock options
XL Capital restricted shares

If you elect to accept the cancellation of your outstanding XL Capital awards in return for an LTIP award from SCA, at or following the consummation, you will receive the following long term incentive awards from SCA:

Cash Target Amount
SCA LTIP awards

The SCA LTIP award will vest on December 31, 2008.

Please acknowledge how you would like to have your outstanding XL Capital long-term incentives treated by signing a copy of this letter below and returning it to Nicholas West, Global Stock Plan Administrator, XL House, One Bermudiana Road, PO Box HM 2245, Hamilton HM JX, Bermuda.

______	Cancel all outstanding stock option and restricted share awards made to you by XL Capital Ltd in return for a SCA LTIP award as outlined above.
______	Retain all XL Capital Ltd stock option and restricted share awards.

Very truly yours,
XL CAPITAL LTD
By:	___________________________
Mark E. Anderson
Senior Vice President
Global Compensation & Benefits

Accepted and Agreed

_________________________

[Employee]

Date: ____________________

[Form of Annex to Letter of Transmittal (Options)]

XL Capital Ltd
One Bermudiana Road
Hamilton HM 11, Bermuda

June 6, 2006

[Employee]
[Address]

Dear ____________:

The below table below details all of your outstanding Option grants and the replacement values using the methodology outlined in the attached exchange offer document.

Options

Grant Date	Options Granted	Strike Price	Exercised	Options Outstanding	Black Scholes	Replacement Value

Total Value to be replaced:

This is the data that was used as the basis for calculating the LTIP award that is being offered in exchange for the surrender of all of your awards.

Very truly yours,
XL CAPITAL LTD
By:	___________________________
Mark E. Anderson
Senior Vice President
Global Compensation & Benefits

[Form of Annex to Letter of Transmittal (Unvested Restricted Stock)]

XL Capital Ltd
One Bermudiana Road
Hamilton HM 11, Bermuda

June 6, 2006

[Employee]
[Address]

Dear ____________:

The below table below details all of your outstanding Restricted Stock Grants and the replacement values using the methodology outlined in the attached exchange offer document.

Restricted Stock

Grant Date	Shares Vested	Outstanding	Share Price	Value to be replaced

Total Value to be replaced:

This is the data that was used as the basis for calculating the LTIP award that is being offered in exchange for the surrender of all of your awards.

Very truly yours,
XL CAPITAL LTD
By:	___________________________
Mark E. Anderson
Senior Vice President
Global Compensation & Benefits